UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2004

SEMCO Energy, Inc. (Exact name of registrant as specified in its chapter)

Michigan (State or other jurisdiction of incorporation)	001-15565 (Commission File Number)	38-2144267 (IRS Employer Identification No.)

28470 13 Mile Road, Ste. 300, Farmington Hills, Michigan (Address of principal executive offices)	48334 (Zip Code)

Registrant's telephone number, including area code: 248-702-6000

__________________________________________________________ (Former name or former address, if changed since last report)

Item 5.       Other Events.

   Yesterday evening the Company received from Atlas Pipeline Partners, L.P. a letter alleging that SEMCO Energy, Inc. had breached certain purported obligations under the Purchase and Sale Agreement dated September 16, 2003 concerning the proposed sale of Alaska Pipeline Company to Atlas Pipeline Partners. The letter requests that SEMCO participate with Atlas in the dispute resolution procedures prescribed by the purchase agreement.

   SEMCO firmly believes that it is not in breach of the purchase agreement and intends to respond accordingly.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc.
(Registrant)

Dated: June 16, 2004	By:	/s/ John E. Schneider

John E. Schneider Senior Vice President and Chief Financial Officer

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